Exhibit 11.1

DEPARTMENT 56, INC.

COMPUTATION OF NET INCOME PER SHARE

(In thousands, except per share amounts)

QUARTER ENDED
JUNE 29, 2002	JUNE 30, 2001

Weighted average shares outstanding:

Weighted average number of common shares outstanding — basic

12,974

12,883

The number of shares resulting from the assumed exercise of stock options reduced by the number of shares which could have been purchased with the proceeds from such exercise, using the average market price during the period

350

21

Weighted average number of common and common equivalent shares — assuming dilution

13,324

12,904

Pro forma amounts assuming the application of the change in accounting principle (adoption of SFAS 142) applied retroactively:

Reported net income

$

11,824

$

8,013

Add back:  Goodwill amortization

—

1,119

Add back:  Trademark amortization, net of tax

—

71

Adjusted net income

$

11,824

$

9,203

Basic earnings per share:

Reported net income per share

$

0.91

$

0.62

Goodwill amortization

—

0.09

Trademark amortization

—

—

Adjusted net income per share — basic

$

0.91

$

0.71

Diluted earnings per share:

Reported net income per share

$

0.89

$

0.62

Goodwill amortization

—

0.09

Trademark amortization

—

—

Adjusted net income per share — assuming dilution

$

0.89

$

0.71

DEPARTMENT 56, INC.

COMPUTATION OF NET INCOME PER SHARE

(In thousands, except per share amounts)

26 WEEKS ENDED
JUNE 29, 2002	JUNE 30, 2001

Weighted average shares outstanding:

Weighted average number of common shares outstanding — basic

12,936

12,864

The number of shares resulting from the assumed exercise of stock options reduced by the number of shares which could have been purchased with the proceeds from such exercise, using the average market price during the period

181

37

Weighted average number of common and common equivalent shares — assuming dilution

13,117

12,901

Pro forma amounts assuming the application of the change in accounting principle (adoption of SFAS 142) applied retroactively:

Reported net (loss) income

$

(78,902

)

$

6,571

Add back:  Goodwill amortization

—

2,237

Add back:  Trademark amortization, net of tax

—

143

Adjusted net loss

(78,902

)

8,951

Add back:  Cumulative effect of change in accounting principle

93,654

—

Adjusted earnings before cumulative effect of change in accounting principle

$

14,752

$

8,951

Basic earnings per share:

Reported net (loss) income per share

$

(6.10

)

$

0.51

Goodwill amortization

—

0.17

Trademark amortization

—

0.01

Adjusted net (loss) income per share — basic

(6.10

)

0.69

Add back:  Cumulative effect of change in accounting principle

7.24

—

Adjusted earnings per share before cumulative effect of change in accounting principle — basic

$

1.14

$

0.69

Diluted earnings per share:

Reported net (loss) income per share

$

(6.02

)

$

0.51

Goodwill amortization

—

0.17

Trademark amortization

—

0.01

Adjusted net (loss) income per share — assuming dilution

(6.02

)

0.69

Add back:  Cumulative effect of change in accounting principle

7.14

—

Adjusted earnings per share before cumulative effect of change in accounting principle — assuming dilution

$

1.12

$

0.69